UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2018

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 3, 2018, Patterson-UTI Energy, Inc. (the "Company") appointed Janeen S. Judah to the Company’s Board of Directors. Ms. Judah has more than 35 years of operational and managerial experience within the energy industry. Most recently, she served as the president of the Society of Petroleum Engineers while on secondment from Chevron.  Ms. Judah held numerous leadership positions at Chevron including general manager for Chevron’s Southern Africa business unit, president of Chevron Environmental Management Company and general manager of reservoir and production engineering for Chevron Energy Technology Company.  Before joining Chevron, she held various upstream petroleum engineering positions for Texaco and Arco.  Ms. Judah holds Bachelor of Science and Masters of Science degrees in petroleum engineering from Texas A&M University, a Masters of Business Administration from the University of Texas of the Permian Basin and a Juris Doctorate from the University of Houston Law Center.

The addition of Ms. Judah expands the Company’s Board of Directors to eight members. There is no arrangement or understanding between Ms. Judah and any other persons pursuant to which Ms. Judah was selected as a director.

In connection with her appointment as a member of the Board of Directors, Ms. Judah was granted 10,115 restricted stock units of the Company, all of which shall vest on April 3, 2019. The Company has also entered into an indemnification agreement (the "Indemnification Agreement") with Ms. Judah. Under the Indemnification Agreement, in exchange for her service to the Company, the Company has agreed to, among other things, indemnify her against liabilities that may arise by reason of her status or service as a director (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. This Indemnification Agreement is substantially similar to the indemnification agreements that have been entered into with each of the other executive officers and directors of the Company. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, a copy of which was filed on April 28, 2004 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 (SEC File No. 000-22664) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 3, 2018, relating to the appointment of Janeen S. Judah as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

April 3, 2018	By:	/s/ Seth D. Wexler
Name: Seth D. Wexler
Title: Senior Vice President, General Counsel and Secretary